UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a-12

ZENDESK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or about September 9, 2022, Zendesk, Inc. sent the following letter to shareholders:

Dear Zendesk Stockholder,

As you are likely aware, on June 24, 2022, Zendesk announced that it entered into a definitive agreement to be acquired by an investor group led by leading global investment firms Hellman & Friedman and Permira (“the Consortium”) in an all-cash transaction that values Zendesk at approximately $10.2 billion. Under the terms of this agreement, Zendesk stockholders will receive $77.50 per share for 100% of the outstanding common shares of Zendesk stock.

Because of the strategic and financial significance to Zendesk and its stockholders, Zendesk believes it is important that all stockholders vote on the transaction. The Zendesk Board strongly encourages stockholders to vote “FOR” the proposed transaction with the Consortium at the Special Meeting on September 19.

Zendesk stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/ZEN2022SM.

Why You Should Vote “FOR” The Consortium Transaction

The Zendesk Board’s recommendation to approve the transaction is the result of a thorough and extensive strategic review process conducted to evaluate standalone and transactional opportunities.

The Consortium transaction provides immediate, attractive and certain cash value to all Zendesk stockholders, representing a 34% premium over the unaffected share price.

Leading independent proxy advisory firm Institutional Shareholder Services recommends Zendesk stockholders vote FOR the Consortium transaction due to the value inherent in the transaction and the significant downside risk of remaining a standalone public company.

Your Vote Is Important and Every Vote Counts

To complete the Consortium transaction, the merger agreement must be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Zendesk common stock entitled to vote at the Special Meeting. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

MACKENZIE PARTNERS, INC.
1407 Broadway, 27th Floor
New York, NY 10018
Toll-Free: +1 (800) 322-2885
Email: proxy@mackenziepartners.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to the proposed transaction involving Zendesk, Inc. (“Zendesk”). In connection with the proposed transaction, Zendesk has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement was first mailed to Zendesk’s stockholders on or about August 8, 2022. This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk’s stockholders for their consideration. Before making any voting decision, Zendesk’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk’s website www.zendesk.com.

PARTICIPANTS IN THE SOLICITATION

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, which was filed with the SEC on July 11, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk’s business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk’s disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.